POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Bionovo, Inc., a Delaware corporation (the "Company"), hereby makes, constitutes and appoints each of James P. Stapleton and Catherine C. Sullivan as the undersigned's true and lawful attorneys-in-fact, with each having the full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file beneficial ownership reports on Forms 3, 4 and 5 (including any amendments or authentications thereto) of the Company with the Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as may be amended from time to time;

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

      This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of March 2006.


Signature:  /s/ Frances W. Preston
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Print Name: Frances W. Preston
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